Incorporated Under the Laws of the
State of Delaware

No.

purple

Purple Innovation, Inc.

$0.0001 Par Value Per Share

THIS CERTIFIES THAT ____________________ is the record holder of ____________________(_____) fully paid and non-assessable shares of Class A Common Stock, $0.0001 par value per share, of **Purple Innovation, Inc.** (herein called the "*Corporation*"), transferable only on the share register of the Corporation by the holder hereof in person, or by duly authorized attorney, upon the surrender of this certificate properly endorsed or assigned for transfer.

WITNESS the signatures of its duly authorized officers.

DATED: ________________

/s/ Samuel D. Bernards
Samuel D. Bernards, Chief Executive Officer and President

/s/ Casey K. McGarvey
Casey K. McGarvey, Secretary

Countersigned and Registered:
Continental Stock Transfer & Trust Co.
Transfer Agent and Registrar,

By______________________________
Authorized Signature

Purple Innovation, Inc.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — ________ Custodian ________
(Cust) (Minor)
under Uniform Gifts to Minors
Act ____________________
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ________________ *hereby sells, assigns and transfers unto*

____

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

____

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

____

Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitutes and appoints

____

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated:

____

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed:
By

____

____

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).